                                                                     EXHIBIT 3.1

                          SECOND AMENDED AND RESTATED
                          ---------------------------
                          CERTIFICATE OF INCORPORATION
                          ----------------------------
                                       OF
                                       --
                          COINMACH LAUNDRY CORPORATION
                          ----------------------------


                                  ARTICLE ONE
                                  -----------

          The name of the Corporation is COINMACH LAUNDRY CORPORATION.


                                  ARTICLE TWO
                                  -----------

          The address of the Corporation's registered office in the State of Delaware is 15 East North Street in the City of Dover, County of Kent 19901.
The name of its registered agent at such address is United Corporate Services, Inc. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors of the Corporation (the "Board of Directors" or the "Board").


                                 ARTICLE THREE
                                 -------------

          The purpose of the Corporation and the nature of the business to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL") either alone or with others through wholly or partially owned subsidiaries, as a partner (limited or general) in any partnership, as a joint venturer in any joint venture, or otherwise.


                                  ARTICLE FOUR
                                  ------------

          SECTION 1. The aggregate number of shares of stock which the
          ----------
Corporation has authority to issue is 17,000,000, consisting of 1,000,000 shares of Series Preferred Stock, par value $.01 per share (the "Series Preferred Stock"), 15,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock") and 1,000,000 shares of Class B Non-Voting Common Stock, par value $.01 per share (the "Class B Common Stock"). The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Securities." All of such shares shall be issued as fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payments in respect thereof.

          SECTION 2. The preferences, limitations, designations and relative
          ----------
rights of the shares of each class of stock of the Corporation and the qualifications, limitations or restrictions thereof shall be as follows:

     A.   Series Preferred Stock.
          ----------------------

          1.  Authorization; Series; Provisions.
              ---------------------------------

          (a) The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Four, to provide for the issuance of shares of Series Preferred Stock, in one or more series, and by filing a certificate pursuant to the DGCL and adopting resolutions of the Board of Directors, to establish from time to time the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          (b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Section 2, to authorize the issuance of one or more series of Series Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series:

               (i) the maximum number of shares to constitute such series and the distinctive designation thereof;

               (ii) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

               (iii) the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

               (iv) whether the shares of such series shall be subject to redemption by the Corporation and, if subject to redemption, the times, prices and other terms and conditions of such redemption;

               (v) the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Corporation;

               (vi) whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

               (vii) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

               (viii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, Common Securities or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or distribution of assets on liquidation, dissolution or winding up;

               (ix) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class stock) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up; and

               (x) any other preference and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this Section 2.

          2.   Series Identical; Rank.  All shares of any one series of Series
               ----------------------
Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of subparagraph 1(b) hereof; and all shares of Series Preferred Stock shall rank senior to the Common Securities both as to dividends or distribution of assets on liquidation, dissolution or winding up.

          3.   Liquidation.  In the event of any liquidation, dissolution or
               -----------
winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of stock of the Corporation ranking junior to the Series Preferred Stock upon liquidation, the holders of the shares of the Series Preferred Stock shall be entitled to receive payment at the rate fixed herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, plus (if dividends on shares of such series of Series Preferred Stock shall be cumulative) an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders; but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or proceeds thereof, distributable among the holders of the shares of the Series Preferred Stock, shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

          4.   Voting Rights.  Except as shall be otherwise stated and expressed
               -------------
herein or in the resolution or resolutions of the Board of Directors providing for the issue of any series and except as otherwise required by applicable law, the holders of shares of Series Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

          5.  Reacquired Shares.  Shares of any Series Preferred Stock which
              -----------------
shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Series Preferred Stock unless otherwise provided in the resolution or resolutions of the Board of Directors.

          6.   Change in Authorized Shares of a Series.  Unless otherwise
               ---------------------------------------
provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof outstanding) by resolution or resolutions of the Board of Directors. In case the number of shares of any such series of Series Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued Series Preferred Stock, undesignated as to series.

     B.   Common Securities.
          -----------------

          Except as otherwise provided in this Section 2B of Article Four or as otherwise required by applicable law, all shares of Class A Common Stock and Class B Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

          1.   Voting Rights.  Except as otherwise provided in this Section 2B
               -------------
of Article Four or as otherwise required by applicable law, holders of Class A Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, and the holders of Class B Common Stock shall have no right to vote on any matters to be voted on by the stockholders of the Corporation; provided that the holders of Class B Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Class B Common Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Class A Common Stock or would otherwise be treated differently from shares of Class A Common Stock in connection with such transaction, except that shares of Class B Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Class A Common Stock so long as (i) such non-voting securities are convertible into such voting securities on the same terms as the Class B Common Stock is convertible into Class A Common Stock and (ii) all other consideration is equal on a per share basis.

          2.   Dividends.  Subject to the rights of each series of the Series
               ---------
Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Securities out of any assets or funds of the Corporation legally available for the payment of dividends, and the holders of Class A Common Stock and Class B Common Stock shall be entitled to participate in such dividends ratably on a per share basis; provided that (i) if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends shall be declared which are payable at the same rate on both classes of Common Securities and the dividends payable in shares of Class A Common Stock shall be payable to holders of that class of stock and the dividends payable in shares of Class B Common Stock shall be payable to holders of that class of stock and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class B Common Stock, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Class B Common Stock is convertible into the Class A Common Stock.

          3.   Liquidation.  Upon any liquidation, dissolution or winding up of
               -----------
the Corporation, whether voluntary or involuntary, and after the holders of the Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled in accordance with Section 2A of Article Four, the terms of any outstanding Series Preferred Stock and applicable law, or an amount sufficient to pay the aggregate amount to which the holders of the Series Preferred Stock of each series shall be entitled shall have been deposited with a bank or trust company having capital, surplus and undivided profits of at least Twenty-Five Million Dollars ($25,000,000) as a trust fund for the benefit of the holders of such Series Preferred Stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Securities and Series Preferred Stock.

          4.   Conversion.
               ----------

          4A.  Conversion of Non-Voting Common Stock.
               -------------------------------------

          (i) Each holder of Class B Common Stock is entitled at any time to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock (a "B/A Conversion Right"); provided, however, that as a precondition to any such conversion, each holder of Class B Common Stock desiring to effect such a conversion becomes a party to and executes any voting agreement or similar agreement in effect at such time among a majority of the holders of Class A Common Stock, as the same may be revised or modified from time to time; and provided further that no holder of Class B Common Stock is entitled to exercise a B/A Conversion Right to the extent that as a result of such exercise, such holder or its affiliates would directly or indirectly own, control or have power to vote or dispose of a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote or dispose of under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates;

          (ii) At any time and from time to time, any holder of Class A Common Stock, which Class A Common Stock was received upon the exercise of a B/A Conversion Right (the "Converted Shares"), shall be entitled to convert any or all of the Converted Shares into the same number of shares of Class B Common Stock (an "A/B Conversion Right" and, together with the B/A Conversion Right, the "Conversion Rights"); provided, however, that such holder shall only be entitled to convert Converted Shares into shares of Class B Common stock to the extent that, after giving effect to such conversion, such holder and its affiliates do not directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote under any law, regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates.

          4B.  Conversion Procedure.
               --------------------

          (i) Each exercise of a Conversion Right shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Class B Common Stock or Converted Shares, as the case may be, stating that such holder desires to convert such shares, or a stated number of such shares, represented by such certificate or certificates into shares of Class A Common Stock or Class B Common Stock, as the case may be, and stating that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote or dispose of a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have the power to vote or dispose of under any applicable law, regulation, rule or other requirement of any governmental authority. Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the Class B Common Stock or Converted Shares, as the case may be, shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock or Class B Common Stock, as the case may be, are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          (ii) Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common Stock or Class B Common Stock, as the case may be, issuable upon exercise of the Conversion Rights and (b) a certificate representing any share of Class A Common Stock or Class B Common Stock, as the case may be, which was represented by the certificate or certificates delivered to the Corporation in connection with the exercise of a Conversion Right, but which were not converted.

          (iii) The issuance of certificates for Class A Common Stock and Class B Common Stock upon exercise of Conversion Rights shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock or Class B Common Stock.

          (iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B Common Stock, such number of shares of Class A Common Stock issuable upon the conversion of all outstanding Class B Common Stock. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common

Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).

          (v) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of issuance upon the conversion of the Converted Shares, such number of shares of Class B Common Stock issuable upon the conversion of all outstanding Converted Shares. All shares of Class B Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class B Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class B Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).

          (vi) The Corporation shall not close its books against the transfer of shares of Common Securities in any manner which would interfere with the timely conversion of any shares of Class A Common Stock or Class B Common Stock permitted by this Second Amended and Restated Certificate of Incorporation.

          (vii)  Transfer Taxes, etc.  If a shareholder exercises a Conversion
                 --------------------
Right, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Class A Common Stock or Class B Common Stock, as the case may be, upon such conversion. However, the shareholder shall pay any such tax which is due if and because the shares are issued in a name other than that of such holder.

          4C.  Stock Splits.  If the Corporation in any manner subdivides or
               ------------
combines the outstanding shares of one class of Common Securities, the outstanding shares of the other class of Common Securities shall be proportionately subdivided or combined in a similar manner.

          5.   Amendment and Waiver.  No amendment or waiver of any provision of
               --------------------
this Section 2B of Article Four which adversely affects the holders of the Class B Common Stock hereunder shall be effective without the prior approval of the holders of a majority of the then-outstanding Class B Common Stock, voting as a separate class.

          C.   General Provisions
               ------------------

          1.   Nonliquidating Events.  A consolidation or merger of the
               ---------------------
Corporation with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, or any combination thereof, of all or substantially all of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article Four.

          2.  No Preemptive Rights.  No holder of Series Preferred Stock or
              --------------------
Common Securities of the Corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration, or by way of dividend.


                                  ARTICLE FIVE
                                  ------------

          The Corporation is to have perpetual existence.


                                  ARTICLE SIX
                                  -----------

          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the directors need not be elected by ballot unless required by the Second Amended and Restated Bylaws of the Corporation, as the same may be amended and restated from time to time (the "Bylaws"). In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the Bylaws.


                                 ARTICLE SEVEN
                                 -------------

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws. The Board of Directors shall from time to time decide whether and to what extent and at what times and under what conditions and requirements the accounts and books of the Corporation, or any of them, except the stock book, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any books or documents of the Corporation except as conferred by applicable law or as authorized by the Board of Directors.


                                 ARTICLE EIGHT
                                 -------------

          Subject to the rights of the holders of any series of Series Preferred Stock, (A) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected in lieu thereof by any consent in writing by such stockholders unless a majority of the Board approves the use of such written consent with respect to the taking of such action, and (B) special meetings of stockholders of the Corporation may be called by the chairman of the Board, the president of the Corporation or the Board of Directors only pursuant to a resolution adopted by the affirmative vote of at least two members of the Board then in office.

                                 ARTICLE NINE
                                 ------------

          (a) Subject to the rights of the holders of any series of Series Preferred Stock, the number of directors which shall constitute the whole Board shall be such as from time to time shall be fixed by resolution adopted by affirmative vote of a majority of the Board of Directors, except that such number shall not be less than five (5) nor more than fifteen (15), the exact number to be determined by resolution adopted by affirmative vote of a majority of the board of directors. The Board shall at all times be comprised of at least two (2) Independent Directors; provided, however, that such requirement
                                     --------  -------
shall not apply at any time on or prior to September [__], 1996. For the purposes of this Second Amended and Restated Certificate of Incorporation, "Independent Director" shall mean: (i) a director of the Corporation who shall at no time be an officer or employee of the Corporation or of any direct or ultimate parent, subsidiary or affiliate of the Corporation, (ii) a director of the Corporation who shall at no time hold any beneficial interest in the Corporation and (iii) a director of the Corporation who shall at no time have a relationship which, in the opinion of a majority of the members of the Board of Directors, would interfere with his or her exercise of independent judgment in carrying out his or her responsibilities as a director.

          The directors of the Corporation shall be divided into three classes designated as follows: Class I, Class II and Class III. Membership in such classes shall be as nearly equal in number as possible. The terms of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the Corporation in 1997, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the Corporation in 1998, and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the Corporation in 1999, or thereafter when their respective successors in each case are elected by the stockholders and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office for cause. At each succeeding annual election of directors by the stockholders of the Corporation beginning in 1997, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the stockholders of the Corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

          Vacancies and newly created directorships resulting from any increase in the number of directors may be filled only by the affirmative vote of the majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section (a) of Article NINE unless expressly provided by such terms.

          (b) Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' power to manage the business and affairs of the Corporation; and no bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.


                                  ARTICLE TEN
                                  -----------

          (a) This Second Amended and Restated Certificate of Incorporation may be amended, altered, or repealed and a new certificate of incorporation adopted at any meeting of the Board of Directors by the affirmative vote of a majority of the total number of directors then in office; provided, however, that: (i)
                                                 --------  -------
ARTICLE EIGHT, ARTICLE NINE and this ARTICLE TEN of this Second Amended and Restated Certificate of Incorporation shall not be altered, amended or repealed by, and no provision inconsistent herewith shall be adopted by, the stockholders without the affirmative vote of the holders of at least 75% of the Class A Common Stock, voting together as a single class; and (ii) no modification, amendment or waiver of any provision of ARTICLE FOUR of this Second Amended and Restated Certificate of Incorporation which:

               (x) materially and adversely affects the rights of any class of Common Securities vis-a-vis any other class of Common Securities shall be effective without the prior approval of the holders of a majority of the class of Common Securities adversely affected and then outstanding;

               (y) materially and adversely affects the rights of any holder of any shares of the same class of Common Securities shall be effective without the prior approval of such holder; and

               (z) affects the conversion rights or conversion features of any class of Common Securities, shall be effective without the prior approval of the holders of a majority of such class of Common Securities affected and then outstanding.

          (b) The By-laws may be amended, altered, or repealed and new By-laws adopted at any meeting of the Board of Directors by the affirmative vote of a majority of the total number of directors then in office. The stockholders of the Corporation may only amend, alter or repeal the By-laws by a vote of not less than two-thirds of the outstanding shares of Class A Common Stock, voting together as a single class; provided, however, that Sections 2 and 11 of Article II, Sections 2, 3, 4 and 5
- --------  -------
of Article III and Article V of the By-laws shall not be altered, amended or repealed by, and no provision inconsistent therewith shall be adopted by, the stockholders of the Corporation without the affirmative vote of the holders of at least 75% of the outstanding shares of the Class A Common Stock, voting together as a single class.

                                 ARTICLE ELEVEN
                                 --------------

          (a) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

          (b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                 ARTICLE TWELVE
                                 --------------

          The Corporation expressly elects to be governed by Section 203 of the DGCL.



          THE UNDERSIGNED, being the Chief Executive Officer of this Corporation, hereby declares and certifies that this Second Amended and Restated Certificate of Incorporation of Coinmach Laundry Corporation is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this _______ day of __________________, 1996.


                                         Coinmach Laundry Corporation



                                         ___________________________
                                         Robert M. Doyle
                                         Senior Vice President